Exhibit 10.26

EXECUTION VERSION

NXP SEMICONDUCTORS N.V. SHAREHOLDERS AGREEMENT

Dated as of December 7, 2015

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Exhibits

Exhibit A	Form of Joinder

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SHAREHOLDERS AGREEMENT, dated as of December 7, 2015 (this “Agreement”), among NXP Semiconductors N.V., a public company with limited liability (naamloze vennootschap) incorporated under the laws of The Netherlands, registered with the Dutch Chamber of Commerce under number 34253298 and having its corporate seat (statutaire zetel) in Eindhoven (the “Company”), and the shareholders of the Company whose names appear on the signature pages hereto (such shareholders, together with any Permitted Transferee of such shareholders who becomes a party pursuant to Section 1.1 hereof, collectively, the “Investor”).

W I T N E S S E T H:

WHEREAS, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 1, 2015, by and among the Company, Freescale Semiconductor, Ltd., a Bermuda exempted company (“Freescale”), and Nimble Acquisition Limited, a Bermuda exempted company and a wholly owned subsidiary of the Company (“Merger Sub”), Merger Sub merged with and into Freescale (the “Merger”), and Freescale has continued as the surviving company and a wholly owned indirect subsidiary of the Company, on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, pursuant to and subject to the terms and conditions of the Merger Agreement, each common share of Freescale, $0.01 par value, issued and outstanding immediately prior to the Effective Time (other certain such shares as set forth in the Merger Agreement) shall be converted into one common share, par value $0.01 per share of the surviving corporation following the Merger (a “Surviving Corporation Share”), and each of the resulting Surviving Corporation Shares shall automatically be exchanged for (subject to the terms and conditions in the Merger Agreement) the right to receive (i) 0.3521 of a duly authorized, validly issued and fully paid ordinary share (gewoon aandeel) of Parent, par value EUR 0.20 per share (a “Company Common Share”), and (ii) $6.25 in cash, without interest, on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, pursuant to and subject to the terms and conditions of the Merger Agreement, in connection with the Merger, the shareholders of the Company whose names appear on the signature pages hereto received Company Common Shares (the “Shares”) representing, in the aggregate, approximately 3.19% of the outstanding Company Common Shares, after giving effect to the issuance of Company Common Shares in the Merger; and

WHEREAS, each of the parties hereto wishes to set forth in this Agreement certain terms and conditions regarding the Investor’s ownership of the Shares and to establish certain rights, restrictions and obligations of the Investor with respect to the Shares.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

TRANSFERS

1.1 Transfer Restrictions.

(a) Other than solely in the case of Permitted Transfers, the Investor shall not Transfer any Shares prior to the date that is three (3) months after the Closing (such period, the “Restricted Period”).

(b) “Permitted Transfers” mean, in each case, so long as such Transfer is in accordance with Applicable Law:

(i) a Transfer to a Permitted Transferee of the Investor, so long as such Permitted Transferee, in connection with such Transfer, executes a joinder to this Agreement in the form attached as Exhibit A hereto; or

(ii) a Transfer solely to tender into a tender or exchange offer commenced by a third party (for the avoidance of doubt, not in violation of this Agreement) or by the Company; provided, that with respect to an unsolicited tender or exchange offer commenced by a third party, such Transfer shall be permitted only if (A) such tender or exchange offer includes an irrevocable minimum tender condition of no less than a majority of the then-outstanding Company Common Shares and (B) as of the expiration of such offer (x) no shareholder rights plan or analogous “poison pill” of the Company is in effect or (y) the Board of Directors of the Company (the “Board”) has affirmatively publicly recommended to the Company’s shareholders that such shareholders tender into such offer and has not publicly withdrawn or changed such recommendation.

(c) Notwithstanding anything to the contrary contained herein, the Investor shall not Transfer any Shares:

(i) other than in accordance with all Applicable Laws and the other terms and conditions of this Agreement;

(ii) except in a Permitted Transfer, in one or more transactions in which any Person or Group, to the Investor’s knowledge, after giving effect to such Transfer, would Beneficially Own 5% or more of the Total Voting Power or the Total Economic Interest; provided that the restriction in this clause (ii) shall not apply to Transfers effected solely through a bona fide Underwritten Offering pursuant to an exercise of the registration rights provided in this Agreement;

(iii) except in a Permitted Transfer, in each 90-day period following the Restricted Period in an amount for the Investor (together with its Affiliates), in excess of 33 1/3% of the Shares held by the Investor (together with its Affiliates), as applicable, as of immediately following the Merger (the “Volume Limitation”); provided, that the Volume Limitation shall not apply to Transfers effected solely through an offering pursuant to an exercise of the registration rights provided in this Agreement.

(d) With respect to the Investor, any certificates for Shares shall bear a legend or legends (and appropriate comparable notations or other arrangements will be made with respect to any uncertificated shares) referencing restrictions on Transfer of such Shares under the Securities Act and under this Agreement, which legend shall state in substance:

“The securities evidenced by this certificate may not be offered or sold, transferred, pledged, hypothecated or otherwise disposed of except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), (ii) to the extent applicable, pursuant to Rule 144 under the Securities Act (or any similar rule under the Securities Act relating to the disposition of securities), or (iii) pursuant to an available exemption from registration under the Securities Act.

The securities evidenced by this certificate are subject to restrictions on transfer set forth in a Shareholders Agreement dated as of December 7, 2015 among the Company and certain other parties thereto (a copy of which is on file with the Secretary of the Company).”

(e) Notwithstanding the foregoing subsection (d), the Investor shall be entitled to receive from the Company new certificates for a like number of Shares not bearing such legend (or the elimination or termination of such notations or arrangements) upon the request of the Investor (i) at such time as such restrictions are no longer applicable, and (ii) with respect to the restriction on Transfer of such Shares under the Securities Act or any other Applicable Law, unless such Shares are sold pursuant to a registration statement, subject to delivery of an opinion of counsel to the Investor, which opinion is reasonably satisfactory in form and substance to the Company and its counsel, that the restriction referenced in such legend (or such notations or arrangements) is no longer required in order to ensure compliance with the Securities Act or any such other Applicable Law.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company as follows:

(a) The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. It has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(b) The execution and delivery by the Investor of this Agreement and the performance by it of its obligations under this Agreement do not and will not conflict with or violate any provision of, or require the consent or approval of any Person (except for any such consents or approvals which have been obtained) under, (x) Applicable Law, (y) its organizational documents or (z) any Contract or agreement to which it is a party.

(c) The execution and delivery by the Investor of this Agreement and the performance by it of its obligations under this Agreement have been duly authorized by all necessary limited partnership or other analogous action on its part. This Agreement has been duly executed and delivered by the Investor and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(d) The Investor does not Beneficially Own any Voting Securities as of the date hereof, other than any Voting Securities acquired in the Merger.

2.2 Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor as follows:

(a) The Company is a public company with limited liability (naamloze vennootschap) duly incorporated under the laws of The Netherlands. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(b) The execution and delivery by the Company of this Agreement and the performance of the obligations of the Company under this Agreement do not and will not conflict with or violate any provision of, or require the consent or approval of any Person (except for any such consents or approvals which have been obtained) under, (x) Applicable Law, (y) the organizational documents of the Company or (z) any Contract or agreement to which the Company is a party.

(c) The execution and delivery by the Company of this Agreement and the performance of the obligations of the Company under this Agreement have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(d) The Company is not a party to any agreement or understanding whereby any Person, other than as set forth herein or in the Other Shareholder Agreements, has any registration rights with respect to the Company’s securities.

ARTICLE III

REGISTRATION

3.1 Registration Statement.

(a)

(i) If, from and after the expiration of the Restricted Period, the Company has registered or has determined to register any Company Common Shares for its own account or for the account of other securityholders of the Company, including the Blackstone Investor, on any registration form (other than Form F-4 or S-8) which permits the inclusion of the Registrable Securities, including as a supplement to a Shelf Registration Statement to be filed pursuant to Rule 424(b)(7) under the Securities Act (a “Piggyback Registration”), the Company will give the Investor written notice thereof promptly (but in no event less than ten (10) Business Days prior to the anticipated filing date) and, subject to Section 3.1(a)(i), shall include in such registration all Registrable Securities requested to be included therein pursuant to the written request of the Investor received on or before the second Business Day prior to the anticipated filing date. If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the lead managing underwriter(s) advise the Company and the Investor that, in its reasonable opinion, the inclusion of all of the Company Common Shares proposed to be included in such registration would adversely affect the success of such offering, the Company shall include in such registration: (i) first, the number of Company Common Shares that the Company proposes to sell; and (ii) second, the number of Company Common Shares requested to be included therein by the Investor and Other Holders, pro rata among all such holders on the basis of the number of Company Common Shares requested to be included therein by all such holders or as such holders and the Company may otherwise agree.

(ii) If a Piggyback Registration is initiated as an underwritten offering on behalf of another securityholder of the Company, including the Blackstone Investor, and the lead managing underwriter(s) advise the Company that, in its reasonable opinion, the inclusion of all of the Company Common Shares proposed to be included in such registration would adversely affect the success of such offering, then the Company shall include in such registration: (i) first, the number of Company Common Shares requested to be included therein by such other securityholder, the Investor and the Other Holders, pro rata among all such holders on the basis of the number of Company Common Shares requested to be included therein by all such holders or as such holders and the Company may otherwise agree; and (ii) second, the number of Company Common Shares that the Company proposes to sell.

(iii) If any Piggyback Registration is a primary underwritten offering, the Company shall have the right to select the managing underwriter or underwriters to administer any such offering.

(b) Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the Investor, to require the Investor to suspend sales of Registrable Securities under a Piggyback Registration during any Blackout Period. The Investor may recommence effecting sales of the Registrable Securities pursuant to a Piggyback Registration (or such filings) following further notice to such effect from the Company, which shall be given by the Company promptly following the expiration of any Blackout Period. After the expiration of any Blackout Period and without any further request from the Investor, the Company to the extent necessary shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Piggyback Registration or the Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.2 Withdrawal Rights. The Investor having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to the Company prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement (subject to the other terms and conditions of this Agreement). No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn.

3.3 Holdback Agreements. In connection with any Underwritten Offering, the Investor agrees to enter into customary “lock-up” agreements restricting the public sale or distribution of equity securities of the Company (including sales pursuant to Rule 144 under the Securities Act) to the extent required in writing by the lead managing underwriter(s) with respect to an applicable Underwritten Offering for a period of not more than ninety (90) days after the date of the “final” prospectus (or “final” prospectus supplement if the Underwritten Offering is made pursuant to a Shelf Registration Statement), pursuant to which such Underwritten Offering shall be made, plus, if applicable, an extension period, as may be proposed by the lead managing underwriter(s) to address FINRA regulations regarding the publishing of research, or such other period as is required by the lead managing underwriter(s); provided, however, the Investor shall not be subject to a lock-up period longer than the lock-up period to which the officers and directors of the Company are subject.

In the event of any Marketed Underwritten Shelf Offering, the Company will not effect any public sale or distribution of any common equity (or securities convertible into or exchangeable or exercisable for common equity) (other than a registration statement on Form F-4, Form S-8 or any comparable or successor forms thereto) for its own account, within sixty (60) days, after the effective date of such registration except as may otherwise be agreed between the Company and the lead managing underwriter(s) of such Marketed Underwritten Shelf Offering.

3.4 Registration Procedures.

(a) If and whenever the Company is required to use commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 3.1, including the Shelf Registration Statement and a Piggyback Registration, the Company shall as expeditiously as reasonably practicable:

(i) prepare and file with the Commission a registration statement to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter use commercially reasonable efforts to cause such registration statement to become and remain effective pursuant to the terms of this Article III; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further, that before filing such registration statement or any amendments thereto, the Company will furnish to the Investor and the Other Holders (if they are including Company Common Shares in such registration) (“Selling Shareholder”), its counsel and the lead managing underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment of such counsel, and other documents reasonably requested by such counsel, including any comment letter from the Commission, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such registration statement and each prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors;

(ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective pursuant to the terms of this Article III or necessary to facilitate the disposition of the Registrable Securities covered by such registration statement and prospectus (including causing the prospectus contained in such registration statement to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act), and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities, including the Registrable Securities, covered by such registration statement;

(iii) if requested by the lead managing underwriter(s), if any, or the Investor in connection with an Underwritten Offering, promptly include in a prospectus supplement or post-effective amendment, such information as the lead managing underwriter(s), if any, and the Investor may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 3.4(a)(iii) that are not, based on the advice of counsel for the Company, in compliance with Applicable Law;

(iv) furnish to the Selling Shareholder and each underwriter, if any, of the securities being sold by the Selling Shareholder such number of conformed copies of such registration statement and of each amendment and supplement thereto, such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as the Selling Shareholder and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Selling Shareholder;

(v) use commercially reasonable efforts to register or qualify or cooperate with the Selling Shareholder, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities covered by such registration statement under such other securities laws or “blue sky” laws of such jurisdictions as the Selling Shareholder and any underwriter of the securities being sold by the Selling Shareholder shall reasonably request, and to keep each such registration or qualification (or exemption therefrom) effective during the period such registration statement is required to be kept effective and take any other action which may be necessary or reasonably advisable to enable the Selling Shareholder and underwriters to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Selling Shareholder, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (v) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction where it would not otherwise be obligated to do so, but for this clause (v), or (C) file a general consent to service of process in any such jurisdiction;

(vi) use commercially reasonable efforts (including seeking to cure in the Company’s listing or inclusion application any deficiencies cited by the exchange or market) to list or include all Registrable Securities on each securities exchange on which similar securities issued by the Company are then listed or included;

(vii) use commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the Selling Shareholder to consummate the disposition of such Registrable Securities;

(viii) use commercially reasonable efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(ix) use commercially reasonable efforts to prepare and file in a timely manner all documents and reports required by the Exchange Act;

(x) use commercially reasonable efforts to make generally available to its stockholders, as soon as reasonably practicable, earnings statements (which need not be audited) covering at least 12 months that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xi) enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and use commercially reasonable efforts to take all such other actions reasonably requested by the Investor in connection therewith (including those reasonably requested by the lead managing underwriter(s), if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Offering (A) make such representations and warranties to the Investor and the underwriters, if any, with respect to the business of the Company and its subsidiaries, and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (B) if an underwriting agreement has been entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 3.9 hereof with respect to all parties to be indemnified pursuant to said Section except as otherwise agreed by the Selling Shareholder and (C) deliver such documents and certificates as reasonably requested by the Selling Shareholder, its counsel and the lead managing underwriters(s), if any, to evidence the continued validity of the representations and warranties made pursuant to sub-clause (A) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;

(xii) in connection with an Underwritten Offering or otherwise required in connection with the disposition of the Registrable Securities, use commercially reasonable efforts to obtain for the Selling Shareholder and underwriter(s) (A) opinions of counsel for the Company, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the Selling Shareholder and underwriters and (B) “comfort” letters and updates thereof (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72 or any successor accounting standard thereto, an “agreed upon procedures” letter) signed by the independent public accountants who have certified the Company’s financial statements and, to the extent required, any other financial statements included or incorporated by reference in such registration statement, covering the matters customarily covered in “comfort” letters in connection with underwritten offerings;

(xiii) make available for inspection by the Selling Shareholder, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained in connection with such offering by the Selling Shareholder or underwriter (collectively, the “Inspectors”), financial and other records, pertinent corporate documents and instruments of the

Company (collectively, the “Records”), as shall be reasonably necessary, or as shall otherwise be reasonably requested, to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney, agent or accountant in connection with such registration statement (in each case subject to the Selling Shareholder and/or Inspectors entering into customary confidentiality agreement on terms and conditions reasonably acceptable to the Company as may be reasonably requested by the Company); provided, further, that the Selling Shareholder agrees that it will, upon receipt of a written request to disclose such Records from a court of competent jurisdiction or by another Governmental Authority, give notice to the Company and allow the Company, at its expense, to undertake appropriate action seeking to prevent disclosure of the Records deemed confidential;

(xiv) as promptly as practicable notify in writing the Selling Shareholder and the underwriters, if any, of the following events: (A) the filing of the registration statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the Commission or any other U.S. or state governmental authority for amendments or supplements to the registration statement or the prospectus or for additional information; (C) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; (D) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; (E) if at any time the representations and warranties of the Company contained in any mutual agreement (including any underwriting agreement) contemplated by Section 3.4(a)(xi) cease to be true and correct in any material respect; and (F) upon the happening of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, at the request of any Selling Shareholder, promptly prepare and furnish to the Selling Shareholder a reasonable number of copies of a supplement to or an amendment of such registration statement or prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(xv) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, except that, subject to the requirements of Section 3.4(a)(v), the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (xiii) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction wherein it would not be obligated to do so but for the requirements of this clause (xiii) or (C) file a general consent to service of process in any such jurisdiction;

(xvi) cooperate with the Selling Shareholder and the lead managing underwriter(s) to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under Applicable Law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the lead managing underwriter(s) or the Selling Shareholder may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

(xvii) cooperate with the Selling Shareholder and each underwriter or agent participating in the disposition of any Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA; and

(xviii) have appropriate officers of the Company prepare and make presentations at a reasonable number of “road shows” and before analysts and rating agencies, as the case may be, and other information meetings reasonably organized by the underwriters and otherwise use commercially reasonable efforts to cooperate as reasonably requested by the Selling Shareholder and the underwriters in the offering, marketing or selling of the Registrable Securities.

(b) The Company may require the Selling Shareholder and each underwriter, if any, to furnish the Company in writing such information regarding the Selling Shareholder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing to complete or amend the information required by such registration statement.

(c) The Selling Shareholder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (B), (C), (D), (E) and (F) of Section 3.4(a)(xiv), the Selling Shareholder shall forthwith discontinue its disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.4(a)(xiii), or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus.

(d) With a view to making available to the Investor the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration or pursuant to a registration statement, the Company shall:

(i) use commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(ii) use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act, at any time when the Company is subject to such reporting requirements; and

(iii) furnish to the Investor so long as it owns Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company with the Commission as the Investor may reasonably request in connection with the sale of Registrable Securities without registration (in each case to the extent not readily publicly available).

3.5 Registration Expenses. The Company shall pay all fees and expenses incident to the Company’s performance of its obligations under this Article III, including (a) all registration and filing fees, including all fees and expenses of compliance with securities and “blue sky” laws (including the reasonable and documented fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities pursuant to Section 3.4(a)(v)) and all fees and expenses associated with filings required to be made with FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in FINRA Rule 5121), (b) all printing (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the Investor) and copying expenses, (c) all messenger, telephone and delivery expenses, (d) expenses of the Company incurred in connection with any “road show”, (e) except as provided in this Section 3.5, any fees and disbursements customarily paid in issues and sales of securities (including the fees and expenses of any experts retained by the Company in connection with any registration statement), and (f) all fees and expenses of the Company’s independent certified public accountants and counsel (including with respect to “comfort” letters and opinions). The Investor shall pay the fees and expenses of its own counsel and the Investor’s portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of its Registrable Securities pursuant to any registration.

3.6 Information to be Furnished by Investor. Not less than seven (7) Business Days before the expected filing date of each registration statement pursuant to this Agreement, the Company shall notify the Investor (if it has timely provided the requisite notice hereunder entitling it to register Registrable Securities in such registration statement) of the information, documents and instruments from it that the Company or any underwriter reasonably requests in connection with such registration statement, including, if applicable, a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the “Requested Information”). If the Company has not received, on or before the second Business Day before the expected filing date, the Requested Information from the Investor, the Company may file the registration statement without including Registrable Securities of the Investor. The failure to so include in any registration statement the Registrable Securities of the Investor (with regard to that registration statement) shall not result in any liability on the part of the Company to the Investor.

3.7 Registration Indemnification.

(a) The Company agrees to indemnify and hold harmless, to the fullest extent permitted by Law, the Selling Shareholder and its Affiliates and their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Selling Shareholder or such other indemnified Person and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents of each such controlling Person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriter, from and against all losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement (collectively, the “Losses”), as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (without limitation of the preceding portions of this Section 3.7(a)) will reimburse the Selling Shareholder, each of its Affiliates, and each of their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents and each such Person who controls the Selling Shareholder and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents of each such controlling Person, each such underwriter and each such Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, except that, with respect to a Selling Shareholder, the Company will not be liable to the extent that any such claim, Loss, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein.

(b) In connection with any registration statement in which the Selling Shareholder is participating, the Selling Shareholder shall indemnify the Company, its directors and officers, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company, from and against all Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of material fact contained in the registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (without limitation of the preceding portions of this Section 3.7(b)) will reimburse the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, in each case solely to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholder expressly for inclusion in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto. Notwithstanding the foregoing, the Selling Shareholder shall not be liable under this Section 3.7(b) for amounts in excess of the net proceeds received by it in the offering giving rise to such liability.

(c) Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis.

(d) In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party and, as a result, a conflict of interest exists or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining one separate legal counsel (for the avoidance of doubt, for all indemnified parties in connection therewith)). For the avoidance of doubt, notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent (which consent shall not be unreasonably withheld, conditioned or delayed). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement (x) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) The indemnification provided for under this Agreement shall survive the Transfer of the Registrable Securities and the termination of this Agreement.

(f) If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, the Selling Shareholder shall not be required to make a contribution in excess of the net proceeds received by it from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.

ARTICLE IV

CONFIDENTIALITY

4.1 Confidentiality. The Investor hereby agrees that all Confidential Information with respect to the Company, its Subsidiaries and its and their businesses, finances and operations shall be kept confidential by it and shall not be disclosed by it in any manner whatsoever, except as expressly permitted by this Section 4.1. Any Confidential Information may be disclosed:

(a) by the Investor (x) to any of its Affiliates (other than any portfolio companies thereof), (y) to its or such Affiliate’s respective directors, managers, members, officers, employees and authorized representatives (including attorneys, accountants, consultants, bankers and financial advisors thereof) and (z) in the case of any Investor that is a limited partnership, limited liability company or other investment vehicle, to any current or prospective direct or indirect general partner, limited partner, member, equityholder or management company of such Investor or any former direct or indirect general partner, limited partner, member, equityholder or management company which retains an economic interest in such Investor (or any employee, attorney, accountant, consultant, banker or financial advisor or representative of any of the foregoing) (each of the Persons described in clauses (x), (y) and (z), collectively, for purposes of this Section 4.1 and the definition of Confidential Information, “Representatives”), in each case, solely if and to the extent any Representative needs to be provided such Confidential Information to assist such Investor or its Affiliates in evaluating or reviewing its direct or indirect investment in the Company, including in connection with the disposition thereof, and each Representative of the Investor shall be deemed to be bound by the provisions of this Section 4.1 and such Investor shall be responsible for any breach of this Section 4.1 by any such Representative to the same extent as if such breach had been committed by the Investor; provided, further, that the Investor hereby acknowledges that it is aware, and it will advise its Representatives to whom it provides Confidential Information, that such Confidential Information may include material non-public information and that applicable securities laws impose restrictions on trading securities when in possession of such information and on communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to trade in such securities;

(b) by the Investor or any of its Representatives to the extent the Company consents in writing;

(c) by the Investor or any of its Representatives to a potential Transferee (so long as such Transfer is permitted hereunder); provided, that such Transferee agrees to be bound by the provisions of this Section 4.1 (or a confidentiality agreement with the Company having restrictions substantially similar to (and no less restrictive than) this Section 4.1) and such Investor shall be responsible for any breach of this Section 4.1 (or such confidentiality agreement) by any such potential Transferee to the same extent as if such breach had been committed by the Investor; and

(d) by the Investor or any of its Representatives to the extent that such Investor or Representative has received advice from its counsel that it is legally compelled to do so or is required to do so to comply with Applicable Law or legal process or Governmental Authority request or the rules of any securities exchange on which its securities are listed or the rules and regulations of any SRO; provided, that prior to making such disclosure, such Investor or Representative, as the case may be, uses commercially reasonable efforts to preserve the confidentiality of the Confidential Information to the extent reasonably practicable and permitted by Applicable Law, including, to the extent permitted by Applicable Law, (A) consulting with the Company regarding such disclosure and (B) if requested by the Company, assisting the Company, at the Company’s expense, in seeking a protective order to prevent the requested disclosure; provided, further, that such Investor or Representative, as the case may be, uses reasonable best efforts to disclose only that portion of the Confidential Information as is requested by the applicable Governmental Authority or as is, based on the advice of its counsel, legally required or compelled.

ARTICLE V

DEFINITIONS

5.1 Defined Terms. Capitalized terms when used in this Agreement have the following meanings:

“Affiliate” means, with respect to any Person, an “affiliate” as defined in Rule 405 of the regulations promulgated under the Securities Act and with respect to each Investor, an “affiliate” of such Investor as defined in Rule 405 of the regulations promulgated under the Securities Act and any Investment Fund, investment vehicle or holding company of which such Investor or an Affiliate of such Investor serves as the general partner, managing member or discretionary manager or advisor; provided, however, that notwithstanding the foregoing, an Affiliate of an Investor shall not include (x) any portfolio company of any such Person or of such Investor or any Investment Fund, vehicle or holding company, (y) any limited partners of such Investor, or (z) any of the Other Holders or any of their respective Affiliates.

“Agreement” has the meaning set forth in the preamble.

“Applicable Law” means, with respect to any Person, any Law applicable to such Person, its assets, properties, operations or business.

“Beneficial Owner” or “Beneficially Own” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance).

“Blackout Period” means (i) any regular quarterly period during which directors and executive officers of the Company are not permitted to trade under the insider trading policy of the Company then in effect, provided, that if the Investor proposes to sell Registrable Securities during such period, the Company shall consider in good faith facilitating such sale during such period, and (ii) in the event that the Company determines in good faith that the registration would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or would require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, a period of no more than 30 days in any 90-day period or 90 days in any 365-day period.

“Blackstone Investor” means Blackstone Capital Partners (Cayman) V L.P., Blackstone Capital Partners (Cayman) V-A L.P., BCP (Cayman) V-S L.P., Blackstone Family Investment Partnership (Cayman) V L.P., Blackstone Family Investment Partnership (Cayman) V-A L.P., Blackstone Participation Partnership (Cayman) V L.P. and any of their “Permitted Transferees” (as such term is defined in the Shareholders Agreement, dated as of the date hereof, by and among the Company and the foregoing).

“Board” has the meaning set forth in Section 1.1(b)(ii).

“Business Day” means a day other than a Saturday, a Sunday or another day on which commercial banking institutions in New York, New York or Eindhoven, the Netherlands are authorized or required by Law to be closed.

“Closing” shall have the meaning set forth in the Merger Agreement.

“Closing Date” shall have the meaning set forth in the Merger Agreement.

“Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act.

“Company” has the meaning set forth in the preamble.

“Company Common Shares” has the meaning set forth in the recitals.

“Confidential Information” means all information (irrespective of the form of communication, and irrespective of whether obtained prior to or after the date hereof) obtained by or on behalf of the Investor or its Representatives from the Company or its Representatives, through the Shares Beneficially Owned or through the rights granted pursuant hereto, other than information which (i) was or becomes generally available to the public other than as a result of a breach of this Agreement by the Investor or such Representatives, (ii) was or becomes available to the Investor or such Representatives on a non-confidential basis from a source other than the Company or its Representatives, provided, that the source thereof is not known by the Investor or such Representatives to be bound by an obligation of confidentiality to the Company, or (iii) is independently developed by the Investor or such Representatives without the use of or reference to any such information that would otherwise be Confidential Information hereunder. Subject to clauses (i)-(iii) above, Confidential Information also includes all non-public information previously provided by the Company or its Representatives to the Investor or its Representatives pursuant to the Confidentiality Agreement, including all information, documents and reports referred to thereunder, or otherwise.

“Confidentiality Agreement” means the letter agreement, dated as of December 22, 2014, between Freescale and the Company and any amendments thereto or side letters entered into in connection therewith.

“Contract” means any contract, lease, license, indenture, loan, note, agreement or other legally binding commitment, arrangement or undertaking (whether written or oral and whether express or implied).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Controlled Affiliate” means any Affiliate of the specified Person that is, directly or indirectly, Controlled by the specified Person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Freescale” has the meaning set forth in the recitals.

“FINRA” means the Financial Industry Regulatory Authority.

“Free Writing Prospectus” has the meaning set forth in Section 3.4(a)(iv).

“Governmental Authority” means any federal, national, state, local, cantonal, municipal, international or multinational government or political subdivision thereof, governmental department, commission, board, bureau, agency, taxing or regulatory authority, instrumentality or judicial or administrative body, or arbitrator or SRO, having jurisdiction over the matter or matters in question.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“Inspectors” has the meaning set forth in Section 3.4(a)(xiii).

“Investment Fund” means, with respect to an Investor, any investment fund, investment vehicle or other account that is, directly or indirectly, managed or advised by such Investor or any of its Controlled Affiliates.

“Investor” has the meaning set forth in the preamble.

“Law” has the meaning set forth in the Merger Agreement.

“Losses” has the meaning set forth in Section 3.7(a).

“Merger” has the meaning set forth in the recitals.

“Merger Agreement” has the meaning set forth in the recitals.

“Merger Sub” has the meaning set forth in the recitals.

“Non-Liable Person” has the meaning set forth in Section 6.12.

“Other Holder” means any Person that has registration rights under any Other Shareholder Agreement.

“Other Shareholder Agreements” mean the shareholders agreements (other than this Agreement) entered into at the closing of the Merger with certain former equityholders of Freescale Holdings L.P. in accordance with the Merger Agreement.

“Permitted Transferee” means, with respect to any Person, any Affiliate of such Person.

“Permitted Transfers” has the meaning set forth in Section 1.1(b).

“Person” has the meaning set forth in the Merger Agreement.

“Piggyback Registration” has the meaning set forth in Section 3.1(a)(i).

“Prospectus” means the prospectus included in any Shelf Registration Statement or a Piggyback Registration (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Shelf Registration Statement or Piggyback Registration in reliance upon Rule 430A or Rule 430B promulgated under the Securities Act), as amended or supplemented by any prospectus supplement or any issuer free writing prospectus (as defined in Rule 433 under the Securities Act), with respect to the offering of any portion of the Registrable Securities covered by such Shelf Registration Statement or Piggyback Registration, and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Records” has the meaning set forth in Section 3.4(a)(xiii).

“Registrable Securities” means, with respect to the Investor, (1) the Shares issued in connection with the Merger, and (2) any additional securities issued or issuable as a dividend or distribution or in exchange for, or in respect of such Shares; provided, that any such Shares shall cease to be Registrable Securities when (i) they are sold pursuant to an effective registration statement under the Securities Act, (ii) they are sold pursuant to Rule 144 under the Securities Act or (iii) they shall have ceased to be outstanding.

“Representatives” has the meaning set forth in Section 5.1(a).

“Requested Information” has the meaning set forth in Section 3.6.

“Restricted Period” has the meaning set forth in Section 1.1(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Shareholder” has the meaning set forth in Section 3.4(a)(i).

“Shares” has the meaning set forth in the recitals.

“Shelf Registration Statement” has the meaning set forth in the Other Shareholder Agreement entered into at the closing of the Merger with the Blackstone Investor (the “Blackstone Shareholder Agreement”).

“SRO” means (i) any “self regulatory organization” as defined in Section 3(a)(26) of the Exchange Act, (ii) any other United States or foreign securities exchange, futures exchange, commodities exchange or contract market, or (iii) any other securities exchange.

“Subsidiary” shall have the meaning set forth in the Merger Agreement.

“Total Economic Interest” means, as of any date of determination, the total economic interests of all Voting Securities then outstanding. The percentage of the Total Economic Interest Beneficially Owned by any Person as of any date of determination is the percentage of the Total Economic Interest then Beneficially Owned by such Person, including pursuant to any swaps or any other agreements, transactions or series of transactions, whether any such swap, agreement, transaction or series of transaction is to be settled by delivery of securities, in cash or otherwise.

“Total Voting Power” means, as of any date of determination, the total number of votes that may be cast in the election of directors of the Company if all Voting Securities then outstanding were present and voted at a meeting held for such purpose. The percentage of the Total Voting Power Beneficially Owned by any Person as of any date of determination is the percentage of the Total Voting Power of the Company that is represented by the total number of votes that may be cast in the election of directors of the Company by Voting Securities then Beneficially Owned by such Person.

“Transfer” means (i) any direct or indirect offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any Contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any capital stock or interest in any capital stock or (ii) in respect of any capital stock or interest in any capital stock, to enter into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, agreement, transaction or series of transaction is to be settled by delivery of securities, in cash or otherwise. “Transferor” means a Person that Transfers or proposes to Transfer; and “Transferee” means a Person to whom a Transfer is made or is proposed to be made.

“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

“Volume Limitation” has the meaning set forth in Section 1.1(c)(iii).

“Voting Securities” means Company Common Shares and any other securities of the Company entitled to vote generally in the election of directors of the Company.

5.2 Interpretation. Whenever used: the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, and the words “hereof” and “herein” and similar words shall be construed as references to this Agreement as a whole and not limited to the particular Article, Section, Annex, Exhibit or Schedule in which the reference appears. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Annexes, Exhibits and Schedules mean the Articles, Sections and Annexes of, and Exhibits and Schedules attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. References to “$” or “dollars” means United States dollars. Any reference in this Agreement to any gender shall include all genders. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. The Annexes, Exhibits and Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. The headings of the Articles and Sections are for convenience of reference only and do not affect the interpretation of any of the provisions hereof. If, and as often as, there is any change in the outstanding Company Common Shares by reason of share dividends, splits, reverse splits, spin-offs, split-ups, mergers, reclassifications, reorganizations, recapitalizations, combinations or exchanges of shares and the like, appropriate adjustment shall be made in the provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the rights and obligations set forth herein that continue to be applicable on the date of such change. No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel.

ARTICLE VI

MISCELLANEOUS

6.1 Term. This Agreement shall automatically terminate upon the earlier of (i) the termination of the Blackstone Shareholder Agreement and (ii) the date that the Investor Beneficially Owns less than 5% of the Shares Beneficially Owned by the Investor as of immediately following the Closing (as defined in the Merger Agreement). If this Agreement is terminated pursuant to this Section 6.1, this Agreement shall immediately then be terminated and of no further force and effect, except for the provisions set forth in this Article VI, which shall survive in accordance with their terms. Notwithstanding anything to the contrary in this Agreement, Section 4.1 shall terminate upon the three month anniversary of the Closing.

6.2 Notices. All notices, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, by prepaid overnight courier (providing written proof of delivery), by confirmed e-mail transmission or by certified or registered mail (return receipt requested and first class postage prepaid), addressed as follows:

(i)	if to the Company, to:

	Name:	NXP Semiconductors N.V.
	Address:	General Counsel
High Tech Campus 60
5656 AG Eindhoven
The Netherlands
	Email:	guido.dierick@nxp.com
	Attention:	Guido Dierick

with a copy to (which shall not be considered notice):

	Name:	Simpson Thacher & Bartlett LLP
	Address:	425 Lexington Avenue
New York, New York 10017
	Fax:	(212) 455-2502
	Email:	ghorowitz@stblaw.com
ecooper@stblaw.com
	Attention:	Gary Horowitz
Elizabeth Cooper

(ii)	if to the Investor, to:

	Name:	The Carlyle Group LP
	Address:	128 South Tryon Street
Suite 1550
Charlotte, NC 28202
	Fax:	(704) 632-0201
	Email:	Bud.Watts@carlyle.com
	Attention:	Claudius E. Watts IV

with a copy to (which shall not be considered notice):

	Name:	Skadden, Arps, Slate, Meagher & Flom LLP
	Address:	Four Times Square
New York, New York 10036
	Fax:	(212) 735-2000
	Email:	Kenton.King@skadden.com
Allison.Schneirov@skadden.com
Amr.Razzak@skadden.com
	Attention:	Kenton J. King
Allison R. Schneirov
Amr Razzak

or to such other address (i.e., e-mail address) for a party as shall be specified in a notice given in accordance with this Section 6.2; provided that any notice received by email transmission or otherwise at the addressee’s location on any Business Day after 5:00 P.M. (addressee’s local time) shall be deemed to have been received at 9:00 A.M. (addressee’s local time) on the next Business Day; provided, further that notice of any change to the address or any of the other details specified in or pursuant to this Section 6.2 shall not be deemed to have been received until, and shall be deemed to have been received upon, the later of the date specified in such notice or the date that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 6.2.

6.3 Amendments and Waivers. Each of the parties hereto agrees that no provision of this Agreement may be amended or modified unless such amendment or modification is in writing and signed by all parties hereto. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

6.4 Successors and Assigns. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, provided that any proposed assignment by the Investor of any of its rights herein to any party other than to an Affiliate of the Investor may be granted or withheld in the Company’s sole and absolute discretion, it being understood that it is the intention of the parties hereto that the rights afforded to the Investor are personal to the Investor and are not transferable except as expressly provided herein. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Any attempted assignment in violation of this Section 6.4 shall be void.

6.5 Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any Applicable Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

6.6 Counterparts. This Agreement may be executed in multiple counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

6.7 Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement), together with the Confidentiality Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

6.8 Governing Law; Jurisdiction. This Agreement and all litigation, claims, actions, suits, hearings or proceedings (whether civil, criminal or administrative and whether based on contract, tort or otherwise), directly or indirectly, arising out of or relating to this Agreement, any of the transactions contemplated by this Agreement or the actions of the Company or the Investor in the negotiation, administration, performance and enforcement hereof or thereof, shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York. Each of the parties hereto hereby (a) expressly and irrevocably submits to the exclusive personal jurisdiction of any United States federal court located in the Southern District of the State of New York or any New York state court located in Manhattan in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the courts as described in (a) above; provided that each of the parties shall have the right to bring any action or proceeding for enforcement of a judgment entered by any United States federal court located in the State of New York or any New York state court in any other court or jurisdiction. Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to herein in any such action or proceeding in connection with this Agreement or the transactions contemplated hereby by mailing copies thereof by registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 6.2. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

6.9 WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH OF THE PARTIES HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.10.

6.10 Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder will cause irreparable injury to the non-breaching parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the granting of injunctive relief by any court of competent jurisdiction to prevent breaches of this Agreement, to enforce specifically the terms and provisions hereof and to compel performance of such party’s obligations, this being in addition to any other remedy to which any party is entitled under this Agreement. The parties further agree to waive any requirement for the securing or posting of any bond in connection with any such remedy, and that such remedy shall be in addition to any other remedy to which a party is entitled at law or in equity.

6.11 No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and each such party’s respective heirs, successors and permitted assigns; provided, that the Persons indemnified under Section 3.9 are intended third party beneficiaries of Section 3.9, and Non-Liable Persons are intended third party beneficiaries of Section 6.12.

6.12 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that any party hereto may be a partnership or limited liability company, each party hereto, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no Persons other than the named parties hereto shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative or employee of any Investor (or any of their heirs, successors or permitted assigns), or against any former, current or future director, officer, agent, employee, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative, general or limited partner, shareholder, manager or member of any of the foregoing Persons, but in each case not including the named parties hereto (each, a “Non-Liable Person”), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, contract or otherwise) by or on behalf of such party against any Non-Liable Person, by the enforcement of any assignment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other Applicable Law or otherwise; it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Non-Liable Person, as such, for any obligations of the applicable party under this Agreement or the transactions contemplated hereby, in respect of any oral representations made or alleged to have been made in connection herewith or therewith or for any claim (whether in tort, contract or otherwise) based on, in respect of or by reason of, such obligations or their creation.

6.13 Scope of Agreement. Notwithstanding anything to the contrary provided elsewhere herein, none of the provisions of this Agreement shall in any way limit the activities of The Carlyle Group LP and its affiliates in their businesses distinct from the private equity business of The Carlyle Group LP, provided that the Confidential Information is not made available to Representatives of The Carlyle Group LP and its affiliates who are not involved in the private equity business of The Carlyle Group LP. Should any Confidential Information be made available to a Representative of The Carlyle Group LP and its affiliates who is not involved in the private equity business of The Carlyle Group LP, such Representative shall be bound by this Agreement in accordance with its terms. In addition, none of the provisions of this Agreement shall in any way apply to any portfolio company of an affiliate of The Carlyle Group LP, provided, however, that should the Confidential Information be made available to a Representative of any portfolio company of an affiliate of The Carlyle Group LP, such Representative shall be bound by this Agreement in accordance with its terms.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

NXP Semiconductors N.V.

By:	/s/ Guido Dierick
Name:	Guido Dierick
Title:	Executive Vice President and General Counsel

CARLYLE PARTNERS IV CAYMAN, L.P.

By:	TC Group IV Cayman, L.P., its general partner

By:	CP IV GP, Ltd., its general partner

By:	/s/ Daniel A. D’Aniello
Name:	Daniel A. D’Aniello
Title:	Managing Director

CPIV COINVESTMENT CAYMAN, L.P.

By:	TC Group IV Cayman, L.P., its general partner

By:	CP IV GP, Ltd., its general partner

By:	/s/ Daniel A. D’Aniello
Name:	Daniel A. D’Aniello
Title:	Managing Director

CARLYLE ASIA PARTNERS II, L.P.

By:	CAP II General Partner, L.P., its general partner

By:	CAP II, Ltd., its general partner

By:	/s/ Daniel A. D’Aniello
Name:	Daniel A. D’Aniello
Title:	Managing Director

CAP II CO-INVESTMENT, L.P.

By:	CAP II General Partner, L.P., its general partner

By:	CAP II, Ltd., its general partner

By:	/s/ Daniel A. D’Aniello
Name:	Daniel A. D’Aniello
Title:	Managing Director

CEP II PARTICIPATIONS S.A.R.L SICAR

By:	/s/ Andrew Howlett-Bolton
Name:	Andrew Howlett-Bolton
Title:	Manager

By:	/s/ Andrew Howlett-Bolton
Name:	CEP II Managing GP Holdings, Ltd.
Title:	Manager, represented by Andrew Howlett-Bolton, Authorized Representative

CARLYLE JAPAN PARTNERS, L.P.

By:	CJP General Partner, L.P., its general partner

By:	Carlyle Japan Ltd., its general partner

By:	/s/ Daniel A. D’Aniello
Name:	Daniel A. D’Aniello
Title:	Managing Director

CJP CO-INVESTMENT, L.P.

By:	CJP General Partner, L.P., its general partner

By:	Carlyle Japan Ltd., its general partner

By:	/s/ Daniel A. Daniello
Name:	Daniel A. Daniello
Title:	Managing Director

EXHIBIT A

FORM OF JOINDER

The undersigned is executing and delivering this Joinder Agreement pursuant to that certain NXP Semiconductors N.V. Shareholders Agreement, dated as of December 7, 2015 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Shareholders Agreement”) by and among NXP Semiconductors N.V., a public company with limited liability (naamloze vennootschap) incorporated under the laws of The Netherlands, registered with the Dutch Chamber of Commerce under number 34253298 and having its corporate seat (statutaire zetel) in Eindhoven, the shareholder of the Company whose name appears on the signature pages thereto (the “Investor”), and any other Persons who become a party thereto in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the Shareholders Agreement.

By executing and delivering this Joinder Agreement to the Shareholders Agreement, the undersigned hereby adopts and approves the Shareholders Agreement and agrees, effective commencing on the date hereof and as a condition to the undersigned’s becoming the Transferee of Shares, to become a party to, and to be bound by and comply with the provisions of, the Shareholders Agreement applicable to the Investor, in the same manner as if the undersigned were an original signatory to the Shareholders Agreement.

The undersigned hereby represents and warrants that, pursuant to this Joinder Agreement and the Shareholders Agreement, it is a Permitted Transferee of the Investor and will be the lawful Beneficial Owner of [●] Shares as of the date hereof.

The undersigned acknowledges and agrees that Section 6.2 through Section 6.12 of the Shareholders Agreement are incorporated herein by reference, mutatis mutandis.

[Signature page follows]

Accordingly, the undersigned have executed and delivered this Joinder Agreement as of the      day of             ,         .

TRANSFEREE

Print Name:

Address:

Telephone:
Facsimile:
Email:

AGREED AND ACCEPTED
as of the day of , .

NXP Semiconductors N.V.

By:
Name:
Title:

[TRANSFEROR

By:
Name:
Title:	]